EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement of our report included herein dated March 21, 2005, relating to the consolidated financial statements of Wits Basin Precious Minerals Inc., and subsidiaries (the Company), to the incorporation by reference of such report included in the Company's Form 10-KSB, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Carver Moquist & O’Connor, LLC

Carver Moquist & O’Connor, LLC
Minneapolis, Minnesota
August 30, 2005